UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2015 (April 1, 2015)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)In connection with the closing of the previously announced acquisition of a controlling interest in ARX Holding Corp. (“ARX”), the parent company of American Strategic Insurance, on April 1, 2015, The Progressive Corporation (the “Company”), ARX and the other post-closing stockholders of ARX entered into a new stockholders’ agreement to address the parties’ respective rights and obligations after the closing. Among other provisions, the stockholders’ agreement provides the non-Progressive shareholders with rights to put all of their shares to Progressive in two installments, one in early 2018 and one in early 2021. Progressive likewise will have the right to call shares from the other ARX shareholders in each of 2018 and 2021. If these rights are exercised in full when available, Progressive’s ownership stake in ARX capital stock will exceed 80% in 2018, and Progressive will acquire all of the remaining capital stock of ARX in 2021. The purchase prices for shares to be purchased by Progressive pursuant to these put or call rights will be determined by adding (A) the price per share paid at the closing on April 1, 2015, to (B) the product of the change in the per share net tangible book value of ARX between December 31, 2014 and December 31, 2017 (for the 2018 put or call purchases) or December 31, 2020 (for the 2021 put or call purchases) times a multiple of between 1.0 and 2.0. The multiple will be determined based on the growth and profitability of ARX’s business over the applicable time period, pursuant to criteria included in the stockholders’ agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    As previously announced and in anticipation of his retirement in May of this year, Brian C. Domeck resigned from his position as Chief Financial Officer, effective April 1, 2015. He remains a Vice President of the Company.

(c)    Also effective April 1, 2015, and as previously announced:

•	John P. Sauerland was appointed as the Company’s Chief Financial Officer; and

•	Susan Patricia (“Tricia”) Griffith was appointed to the new position of Personal Lines Chief Operating Officer.

Mr. Sauerland, 50, has been President of our Personal Lines Group during the past five years. Mrs. Griffith, 50, has been President of our Customer Operations since April 2014 and was our Claims Group President during the past five years prior to April 2014. Mr. Sauerland and Mrs. Griffith do not have employment agreements with the Company. Mr. Sauerland and Mrs. Griffith’s changes in titles and responsibilities did not trigger any change in their respective compensation.

Item 8.01 Other Events.

On April 1, 2015, the Company issued a press release announcing the closing of the acquisition of a controlling interest in ARX. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2015
THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
Name: Jeffrey W. Basch
Title: Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
99	99.1	Press Release dated April 1, 2015